Exhibit 99.1

For Immediate Release

SFX ENTERTAINMENT REPORTS SECOND QUARTER FINANCIAL RESULTS, INCLUDING 48.3% RISE IN REVENUE

Pro Forma Revenue Increases 31.1% And 45.4% Excluding FX Impact

NEW YORK — (August 10, 2015) — SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three and six months ended June 30, 2015.

Revenue for the three months ended June 30, 2015 grew 48.3% year over year to $121.1 million, while revenue for the first six months of 2015 increased 50.7% year over year to $173.2 million. Revenue for the three months ended June 30, 2015 included $106.7 million in Live revenue (88.1% of total revenue) related to festivals and live events that were produced, promoted, licensed or managed by SFX during the period. Live revenue for the the six months ended June 30, 2015 totaled $146.9 million (84.8% of total revenue).  Platform revenue, which represents SFX’s 365-day a year engagement with fans outside of live events and includes sales of digital music, certain marketing services and digital activities, totaled $14.4 million (11.9% of total revenue) for the three months ended June 30, 2015, and totaled $26.4 million (15.2% of total revenue) for the six months ended June 30, 2015.  The Company recognized $14.4 million of sponsorship and marketing services revenue during the three months ended June 30, 2015.

Direct costs for the three months ended June 30, 2015 totaled $99.1 million, with costs from Live representing $89.8 million, or 90.6% of total direct costs, and Platform costs representing $9.3 million, or 9.4% of total direct costs.  Direct costs for the six months ended June 30, 2015 totaled $133.2 million, with costs from Live representing $116.3 million, or 87.3% of total direct costs, and Platform costs representing $16.9 million, or 12.7% of total direct costs.

Net loss and diluted loss per share for the three-month period ended June 30, 2015 were $(48.0) million and $(0.52), respectively, while net loss and diluted loss per share for the six-month period ended June 30, 2015 were $(89.6) million and $(0.98), respectively.

The Company’s pro forma revenue (a non-GAAP financial measure, see definition and reconciliation below) for the three and six months ended June 30, 2015 rose 31.1% to $121.1 million and rose 24.6% to $171.8 million, respectively, as compared to the same periods in 2014.  On a constant currency basis, pro forma revenue during the 2015 second quarter grew 45.4% year over year. Pro forma adjusted EBITDA (a non-GAAP financial measure, see definition and reconciliation below) for the three and six months ended June 30, 2015, was a loss of $(6.0) million and $(15.3) million, respectively.

During the three months ended June 30, 2015 SFX held a total of 267 festivals and events, which attracted over 1,380,000 total attendees, including 29 festivals, which the Company defines as events with single-day capacities of over 10,000 attendees (excluding artist tours). Pro forma festival attendance rose 37.7% to 1.1 million during the second quarter of 2015 from 780,000 for the same period in 2014.  During the second quarter, the Company held thirteen owned (not licensed) festivals that were also held in the second quarter of 2014. On a same festival basis, attendance for these festivals grew 3.4% and revenue grew 11.1% on a constant currency basis.

2015 Second Quarter Highlights and Recent Developments

•                  Beatport entered into a groundbreaking partnership with Spotify to create an electronic music destination within Spotify, which is expected to launch in the fourth quarter of 2015, featuring exclusive programming from SFX events and Beatport-curated playlists.

•                  The highly-anticipated third edition of TomorrowWorld, set to take place September 25-27, 2015, unveiled its artist lineup including Hardwell, Martin Garrix, and Kaskade, and announced its stage curators which include All Gone Pete Tong, Q-Dance, and Drumcode. The event will also feature a unique array of local dining concepts, coined “Tomorrow’s Table,” from Top Chef alum Kevin Gillespie, promising to make this year’s experience in Chattahoochee Hills, Georgia, the most magical yet.

•                  Beatport hosted live streams from Tomorrowland Belgium, Mysteryland USA, Nature One, Sensation Legacy, Defqon.1, as well as exclusive live shows from Beatport’s studios in Denver, Berlin, and Amsterdam.

•                  SFX’s Teamwork Management (TMWRK) client Major Lazer’s multi-platinum hit “Lean On” has occupied the #1 spot on Spotify’s Global Top 50 chart for 11 weeks, while the music video has garnered over 360 million views on YouTube.

•                  Sensation will entertain fans in Japan for the first time this October with a “Wicked Wonderland” festival in Tokyo. Also in October, the brand will hold its first event in Quebec at the new Videotron Centre, making it the very first electronic music event to take place inside the venue. The brand celebrated its fifteenth anniversary on July 4, 2015, with an exclusive LEGACY edition in front of a sold-out crowd at the Amsterdam Arena.

•                  Taking place over Labor Day weekend on Randall’s Island in New York City, this year’s Electric Zoo will boast a record number of corporate partners and sponsors including T-Mobile, Mastercard, MillerCoors, Smirnoff, Vitamin Water, Red Bull, and Diff Eyewear, among others.

•                  Chicago-based React Presents partnered with T-Mobile to present the official live stream of Spring Awakening Music Festival, held June 12-14, 2015, which garnered over 2 million live views. React also announced its inaugural 3-day Halloween festival, Freaky Deaky, to take place at Toyota Park, which is expected to attract over 75,000 fans and will feature headliners like Armin van Buuren, 2 Chainz, Pretty Lights, and Big Gigantic.

•                  Q-dance, the Netherlands-based pioneer in the hard dance movement with a growing audience in the US and worldwide, presented its showpiece Defqon.1 on June 19-21, 2015, to an audience of over 130,000 attendees, making it the largest hard dance gathering in the world with almost 50% of its visitors coming from outside the Netherlands.

•                  Awakenings Festival hosted a sold out crowd of 75,000 techno fans outside of Amsterdam on June 27-28, 2015.

•                  Millions of fans around the globe experienced the madness of Tomorrowland Belgium by visiting the festival’s live stream on July 24-26, 2015.  Over 4 million unique visitors accessed the live stream, which was available through Tomorrowland’s website during the festival weekend, producing over 13 million streams.

•                  A sold out crowd of 107,000 attendees attended I-Motion’s iconic Nature One festival in Kastellaun, Germany on July 31-August 2, 2015.

Merger Agreement and Company Outlook:

The Company and an affiliate of Mr. Robert F.X. Sillerman, the Company’s Chairman and CEO, signed a merger agreement on May 26, 2015, pursuant to which the Company’s stockholders will receive $5.25 in cash for each share of common stock held. Unless an alternative transaction is reviewed and approved by the Company’s special committee of independent directors, the previously announced merger transaction is expected to close during the fourth quarter of 2015, subject to the approval of a majority of the Company’s stockholders, excluding Mr. Sillerman and his affiliates, as well as the satisfaction of certain customary closing conditions. Upon completion of the transaction, the Company will become a privately-held company. Given the execution of a definitive merger agreement, the Company is not providing an outlook for upcoming periods and is not hosting a quarterly conference call.

SFX Entertainment, Inc.

Live Event Metrics

2015 Festivals by On-Sale Status (1)

	Total	Consolidated	Not Consolidated (2)
Completed	56	46	10
On-Sale	30	25	5
Not Yet On-Sale	9	6	3
Total Festivals	95	77	18

2015 Festivals by Quarter and Location

	Total	North America	International	Consolidated	Not Consolidated (2)
Q1	12	3	9	7	5
Q2	29	11	18	25	4
Q3	29	11	18	25	4
Q4	25	5	20	20	5
Total Festivals	95	30	65	77	18

(1) Festivals defined as having attendance capacity of 10,000 or greater.

(2) Represents festivals promoted by entities under license from SFX as well as entities in which SFX has an equity investment.

SFX Entertainment, Inc.

Live Event Metrics

2015 Completed Festivals

Initial Show Date	Festival Name	City	Country

1/16/2015	The Day After Festival	Panama City	Panama
2/7/2015	A State of Trance - Australia	Sydney	Australia
2/8/2015	Hard Bass	Arnhem	Netherlands
2/21/2015	A State of Trance - Netherlands	Utrecht	Netherlands
2/21/2015	WinterWorld 2015 - First Kiss Frankfurt	Frankfurt	Germany
2/28/2015	Top 100 DJ- World Tour - Bulgaria	Sofia	Bulgaria
2/28/2015	Reverze	Antwerp	Belgium
3/14/2015	Pussy Lounge Winter Circus	Eindhoven	Netherlands
3/18/2015	Ultimate Music Experience	S. Padre Island	USA
3/21/2015	Knock Out!	Rotterdam	Netherlands
3/21/2015	Life in Color San Jose	San Jose	Costa Rica
3/28/2015	Life in Color Santiago	Santiago	Chile
4/4/2015	Qapital	Amsterdam	Netherlands
4/11/2015	A State of Trance - Argentina	Buenos Aires	Argentina
4/11/2015	Life in Color Houston	Houston	USA
4/18/2015	Something Wonderful	Dallas	USA
4/25/2015	Life in Color Austin	Austin	USA
4/27/2015	Kingsland - Amsterdam	Amsterdam	Netherlands
4/27/2015	Kingsland - Den Bosch	Den Bosch	Netherlands
4/27/2015	Kingsday festival	Eindhoven	Netherlands
4/30/2015	Mayday	Dortmund	Germany
5/1/2015	Tomorrowland Brazil	Sao Paolo	Brazil
5/6/2015	Electric Zoo Tokyo	Tokyo	Japan
5/8/2015	Life In Color Tacoma	Tacoma	USA
5/8/2015	Rock in Rio Vegas	Las Vegas	USA
5/9/2015	Top 100 DJ- World Tour - Turkey	Istanbul	Turkey
5/22/2015	Mysteryland USA	Bethel Woods	USA
5/23/2015	Sunset Music Festival	Tampa	USA
5/30/2015	The Flying Dutch - Amsterdam	Amsterdam	Netherlands
5/30/2015	The Flying Dutch - Rotterdam	Rotterdam	Netherlands
5/30/2015	The Flying Dutch - Eindhoven	Eindhoven	Netherlands
5/30/2015	Life in Color Puerto Rico	Puerto Rico	USA
6/6/2015	Amsterdam Open Air	Amsterdam	Netherlands
6/6/2015	Pussy Lounge @ the Park	Breda	Netherlands
6/12/2015	Bestival	Toronto	Canada
6/12/2015	Sensation Russia	St. Petersburg	Russia
6/12/2015	Spring Awakening	Chicago	USA
6/19/2015	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
6/27/2015	Ruhr-in-Love	Oberhausen	Germany
6/27/2015	Life In Color New Jersey	East Rutherford	USA
6/27/2015	Awakenings Festival	Halfweg	Netherlands
7/4/2015	Life in Color Hidalgo	Hidalgo	USA

7/5/2015	Sensation Amsterdam	Amsterdam	Netherlands
7/11/2015	A Day at the Park	Amsterdam	Netherlands
7/11/2015	Mamby on the Beach Festival	Chicago	USA
7/11/2015	Corona Sunsets UK	Somerset	UK
7/18/2015	Buitenwesten Festival	Amsterdam	Netherlands
7/18/2015	Electronic Family	Amsterdam	Netherlands
7/18/2015	Life in Color Buffalo	Buffalo	USA
7/18/2015	Dominator Festival	Eindhoven	Netherlands
7/19/2015	Milkshake Festival	Amsterdam	Netherlands
7/25/2015	Tiktak Events	Amsterdam	Netherlands
7/25/2015	Welcome to the Future	Oostzaan	Netherlands
7/25/2015	Corona Sunsets Italy	Rome	Italy
7/31/2015	Nature One	Kastellaun	Germany
8/7/2015	The Qontinet	Wachtebeke	Belgium

SFX Entertainment, Inc.

Live Event Metrics

2015 On-Sale Festivals

2015 On-Sale Festivals

Initial Show Date	Festival Name	City	Country
8/15/2015	Decibel Outdoor	Tilburg	Netherlands
8/15/2015	Summer Set	Somerset	USA
8/22/2015	Life in Color Seoul	Seoul	South Korea
8/29/2015	Mysteryland Netherlands	Hoofddorp	Netherlands
8/30/2015	Sun City Music Festival	El Paso	USA
9/4/2015	Electric Zoo New York	New York City	USA
9/5/2015	Life in Color Mexico City	Mexico City	Mexico
9/12/2015	Q-Base	Weeze	Germany
9/12/2015	Life in Color Windsor	Windsor	Canada
9/12/2015	Life in Color Washington D.C	Washington	USA
9/19/2015	Rock in Rio (Rio)	Rio	Brazil
9/19/2015	DefQon1 AUS	Sydney	Australia
9/25/2015	TomorrowWorld	Atlanta	USA
9/26/2015	One Tribe Festival	Los Angeles	USA
10/3/2015	Syndicate	Dortmund	Germany
10/3/2015	Xqlusive Holland XX	Amsterdam	Netherlands
10/10/2015	Pussy Lounge XXL	Rotterdam	Netherlands
10/10/2015	Sensation Japan	Chiba	Japan
10/16/2015	Amsterdam Music Festival	Amsterdam	Netherlands
10/25/2015	Unlocked Indoor Festival	Utrecht	Netherlands
10/30/2015	Sensation Dubai	Dubai	UAE
10/30/2015	Freaky Deaky	Chicago	USA
11/7/2015	Bassleader	Antwerp	Belgium
11/15/2015	XXXPerience	Itu	Brazil
11/29/2015	Stereosonic - Sydney	Sydney	Australia
11/29/2015	Stereosonic - Perth	Perth	Australia
12/5/2015	Stereosonic - Adelaide	Adelaide	Australia
12/5/2015	TOXICATOR	Mannheim	Germany
12/6/2015	Stereosonic - Melbourne	Melbourne	Australia
12/6/2015	Stereosonic - Brisbane	Brisbane	Australia

Balance Sheet and Liquidity

At June 30, 2015, SFX had $295.2 million principal amount outstanding of its 9.625% second lien senior secured notes due 2019 and cash and cash equivalents of $52.2 million. Included in cash and cash equivalents is $13.6 million of cash proceeds held on behalf of third party ticketing clients.

Definitions

The following definitions apply to these terms as used throughout this press release and the exhibits:

EBITDA — represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, non-cash equitybased compensation expense, and non-operating items, including financing and other transaction costs.

Pro forma adjusted EBITDA — includes the EBITDA of SFX, plus EBITDA from acquisitions as if owned from the beginning of the period, cost savings, non-recurring items including financing and other transaction costs and severance, and the other items set forth in footnotes 3 and 4 of the GAAP to non-GAAP reconciliation table below.

Pro forma revenue — represents revenue of SFX and all acquisitions as if they were owned by SFX from the beginning of the period.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Within this press release, we make reference to EBITDA, pro forma adjusted EBITDA, and pro forma revenue, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our borrowing and other special items that can affect the comparability of results from quarter to quarter. In particular, EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and longterm operational plans. Of note, the elimination of certain expenses in calculating EBITDA can provide a useful measure for periodtoperiod comparisons of our core business. In addition, the Company believes that pro forma adjusted EBITDA and pro forma revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of GAAP financial measures to Non-GAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic.

SFX owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture. Beatport offers a complete music experience for everyone, everywhere including streaming music, mobile apps and a host of ways for the EMC community to enjoy or download files, attend transformational festivals and events both in person and online, connect with like-minded fans and inspirational artists, and receive news, reviews, and unique insider access.

Additional Information and Where to Find It

The Company plans to file a proxy statement for the solicitation of votes of SFX stockholders to approve the merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE TRANSACTION.  These documents will be made available to stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting SFX at 646 561 6400.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction.  Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K, as amended, filed with the SEC.  Other information regarding potential participants in the proxy solicitation will be contained in the Company’s proxy statement filed in connection with the transaction.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy, expected operational and financial results and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance and profitability; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.   Factors or risks that could cause our actual results to differ materially from the results we anticipate also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (3) the failure to obtain the necessary financing arrangements to be delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR
212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

SFX Entertainment, Inc.

Summarized Statements of Operations

(unaudited, $ in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Revenue	$121,055	$81,622	$173,241	$114,948
Direct costs	99,068	61,533	133,229	84,357
Gross Profit	21,987	20,089	40,012	30,591

Selling, general and administrative expenses	40,264	41,931	80,009	78,547
Depreciation and amortization	9,608	8,359	17,692	15,800
Operating loss	(27,885)	(30,201)	(57,689)	(63,756)

Interest expense, net	(8,827)	(5,688)	(16,297)	(12,287)
Other income/(expense), net	(5,566)	10,684	(10,062)	(7,864)
Equity in loss of non-consolidated affiliates	(5,247)	(1,463)	(5,397)	(998)
Loss before income taxes	(47,525)	(26,668)	(89,445)	(84,905)
Income tax expense	(329)	(8,552)	(37)	(6,290)
Net loss	(47,854)	(35,220)	(89,482)	(91,195)
Less: Net income attributable to non-controlling interest	177	47	87	112

Net loss attributable to SFX Entertainment, Inc.	$(48,031)	$(35,267)	$(89,569)	$(91,307)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	June 30, 2015	December 31, 2014

Cash and cash equivalents	$52,224	$63,270
Total assets	$689,255	$714,636

Long-term debt	295,190	295,320
Total liabilities	$505,293	$448,494

Redeemable common stock	27,247	27,247
Redeemable non-controlling interest	—	4,322

Stockholders’ equity	$155,883	$233,772

SFX Entertainment, Inc.

Reconciliation of GAAP financial measures to

Non-GAAP financial measures

(unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue

Revenue, as reported by the Company	$121,055	$81,622	$173,241	$114,948

Revenue of Acquisitions (1)	—	10,743	(1,477)	22,950

Total - Pro Forma Revenue	$121,055	$92,365	$171,764	$137,898

Pro Forma Adjusted EBITDA

Net loss	$(47,854)	$(35,220)	$(89,482)	$(91,195)

Interest expense, net	8,827	5,688	16,297	12,287
Income tax expense	329	8,552	37	6,290
Depreciation and amortization	9,608	8,359	17,692	15,800
Other (income)/expense, net (2)	5,566	(10,684)	10,062	7,864
Equity based compensation expense	7,206	9,627	15,839	19,712

EBITDA of the Company	(16,318)	(13,678)	(29,555)	(29,242)

EBITDA of Acquisitions (1)	—	2,919	—	4,617

Adj. to reflect proportionate EBITDA of equity investments	1,153	623	318	561

Transaction Costs, One-Time Fees and Disc. Ops. (3)	9,018	4,178	12,686	8,176
Cost Savings (4)	156	1,788	1,223	3,540

Total - Pro Forma Adjusted EBITDA	$(5,991)	$(4,170)	$(15,328)	$(12,348)

(1) Includes all companies acquired by SFX for the periods prior to SFX ownership. The figures are based on financial information provided by such companies acquired by SFX. Such companies were not under SFX control for 100% of the time periods presented.  Excludes revenue from divested operations.

(2) Other (income)/expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and losses, and other miscellaneous non-recurring items.

(3) Includes non-recurring expenses and adjustments related to (i) transaction costs for the period, (ii) divested operations and (iii) SFX’s intention to terminate certain minority owned festivals in future periods.

(4) Reflects the impact of identified and implemented cost savings including head count reduction and duplicate audit fees.